Exhibit 99.2
Kamera Content AB
Corporate Identity Number 556666-2135

This document is a translation of the original Swedish document.

Annual report for the financial year 2007

The Board of Directors and the Managing Director herewith submit the Annual Report and consolidated accounts.

Unless otherwise stated, all amounts are in thousands of SEK.

AUDIT REPORT

To the general meeting of the shareholders of

Kamera Content AB
Company registration number 556666-2135

I have audited the annual accounts, the accounting records and the administration of the board of directors and the managing director of Kamera Content AB for the financial year 2007-01-01—2007-12-31. These accounts and the administration of the company and the application of the Annual Accounts Act when preparing the annual accounts are the responsibility of the board of directors and the managing director. My responsibility is to express an opinion on the annual accounts, the consolidated accounts and the administration based on my audit.

I conducted my audit in accordance with generally accepted auditing standards in Sweden. Those standards require that I plan and perform the audit to obtain reasonable assurance that the annual accounts and the consolidated accounts are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the accounts. An audit also includes assessing the accounting principles used and their application by the board of directors and the managing director and significant estimates made by the board of directors and the managing director when preparing the annual accounts, as well as evaluating the overall presentation of information in the annual accounts and the consolidated accounts. As a basis for my opinion concerning discharge from liability, I examined significant decisions, actions taken and circumstances of the company in order to be able to determine the liability, if any, to the company of any board member or the managing director. I also examined whether any board member or the managing director has, in any other way, acted in contravention of the Companies Act, the Annual Accounts Act or the Articles of Association. I believe that my audit provides a reasonable basis for my opinion set out below.

The annual accounts have been prepared in accordance with the Annual Accounts Act and, thereby, give a true and fair view of the company’s financial position and results of operations in accordance with generally accepted accounting principles in Sweden. The statutory administration report is consistent with the other parts of the annual accounts.

I recommend to the general meeting of shareholders that the income statements and balance sheets be adopted, that the profit of the be dealt with in accordance with the proposal in the administration report and that the members of the board of directors and the managing director be discharged from liability for the financial year.

Stockholm 17th of June 2008

Maria Jalkenäs
Authorized public accountant
Grant Thornton Sweden AB

Administration report

Information regarding the operations

This Annual report covers the financial year 2007/01/01-2007/12/31.

Kamera Content collaborates with copyright owners e.g. Associated Press Television News (APTN) and Disney ABC and offers publicists, practicing on the digital media market, administration and distribution of video contents such as news, sports and entertainment for publishing on the Internet or in mobile networks.

Result and financial position

The company’s turnover for the financial year 2007/01/01-2007/12/31 amounts to kSEK 16 837

The operating profit/loss is negative, kSEK -10 478

Significant events during the financial year

During the fall Kamera signed an agreement to distribute news clips for the global Internet and mobile market with the world’s largest news channel Disney ABC. Sales will begin in January 2008.

Profound discussions were undertaken regarding a merger with a company in Canada during the fall of 2007. Among other things, due to the uncertainties on the financial market, the discussions were halted in the beginning of November. This has affected the result for the financial year negatively, as great focus has been laid on the process by the management.

The balance sheet for liquidation purposes has been established as of 2007/09/30, 2007/10/31, 2007/11/30 and 2007/12/31. At the first three dates the share capital was intact, but at 2007/12/31 more than half of the share capital was consumed. An opening supervisory general meeting was conducted at 2008/03/31 and the general meeting decided to continue the operations.

Significant events after the end of the financial year

Kamera has initiated a new collaboration with SNTV, the world’s leading producer of sport news. The collaboration includes producing and distributing video clips for the global Internet and mobile market. Production and sales will begin in March 2008.

On May 19, the owners of Kamera made an agreement to dispose of all shares in Kamera Content AB. As of Monday 19th of May 2008 KIT Digital Llc will take over the operations and financial responsibility of Kamera Content AB, including the re-establishment of the share capital that is consumed by more than 50 percent.

Group structure

Kamera Content AB is the parent company of a group consisting of two subsidiaries, Swegypt Company for Telecommunication (S.A.E) (Corporate Identity Number: 200-039-784) and Kamera (S) PTE.LTD (Corporate Identity Number: 200604451W). Swegypt Company for Telecommunication (S.A.E) is owned by 55 % and Kamera (S) PTE.LTD is owned by 95% by Kamera Content AB.

Result and financial position

The result from the operations and the financial position at the end of the financial year are presented in the following income statement and balance sheet including notes to the accounts.

The amounts in the annual report are stated in kSEK.

Proposed appropriation of profits

Means at the disposition of the annual general meeting:

Balanced profits from preceding years	2 041 900
Net loss for the year	-6 763 524
-4 721 624

Proposed appropriation of accumulated deficit

To be carried forward	-4 721 624
-4 721 624

Balance sheet	Note	2007-12-31	2006-12-31

Assets
Fixed assets

Intangible fixed assets
Capitalized software development expenses	6	1 461	663
Goodwill	7	952	1 624
		2 413	2 287

Tangible fixed assets
Equipment and computers	8	458	518

Financial fixed assets
Participations in Group companies	9	930	930
Total fixed assets		3 801	3 735

Current assets
Current receivables
Accounts receivable - trade		1 811	2 856
Receivables from Group companies	4	685	-
Other current receivables		422	36
Prepaid expenses and accrued income	10	2 567	1 264
		5 485	4 156
Cash and bank balances		655	1 085
Total current assets		6 140	5 241
Total assets		9 941	8 976

Equity and liabilities

Equity	11

Restricted equity
Share capital		227	227
Statutory reserve		336	336
		563	563

Non-restricted equity
Loss brought forward		-6 956	-12
Share premium reserve		8 998	8 998
Net loss for the year		-6 764	-6 944
		-4 722	2 042
Total equity		-4 159	2 605
Long-term liabilities	12
Liabilities to credit institutions		3 500	2 000
Total long-term liabilities		3 500	2 000

Current liabilities
Advance payments from customers		9	-
Accounts payable - trade		3 691	1 985

Balance sheet	Note	2007-12-31	2006-12-31

Liabilities to Group companies	4	113	93
Other current liabilities		4 060	546
Accrued expenses and deferred income	13	2 727	1 747
Total current liabilities		10 600	4 371
Total equity and liabilities		9 941	8 976

Pledged assets	14	3 500	2 000

Contingent liabilities		None	None

Income statement	Note	2007	2006

Gross profit	2, 3, 4	-1 667	2 669

Operating expenses
Personnel costs	5	-7 476	-8 762
Depreciation and write-downs (as well as reversals) of tangible and intangible assets		-1 335	-722
Operating income		-10 478	-6 815

Income from financial items
Other interest income		4 045	13
Interest expenses and exchange rate differences		-331	-142
Total income from financial items		3 714	-129

Income after financial items		-6 764	-6 944

Net loss for the year		-6 764	-6 944

Kamera Content AB
Reg no 556666-2135

CASH FLOW STATEMENT

	1/1/2007	1/1/2006
	12/31/2007	12/31/2006

Current operations
Net operating profit/loss	-10,478	-6,815
Adjustment for items not included in cash flow
Depreciation	1,335	722
	-9,143	-6,093
Interest received and other	4,045	13
Interest paid and other	-331	-142
Cash flow from current operations before changes in working capital	-5,429	-6,222

Changes in working capital
Increase of receivables	-1,329	-935
Increase/reduction of other current liabilities	6,229	-1,489
Cash flow from current operations	-529	-8,646

Investment activities
Acquisition of subsidiaries	0	-930
Acquisition of tangible fixed assets	-231	-444
Acquisition of intangible assets	-1,170	-1,775
Cash flow from investment activities	-1,401	-3,149

Financing activities
New share issues	0	9,043
Loans raised	1,500	2,000
Cash flow from financing activities	1,500	11,043

Reduction of liquid funds	-430	-752

Liquid funds at beginning of year	1,085	1,837

Liquid funds at end of year	655	1,085

Notes

Note 1	Accounting and valuation principles

The accounts have been prepared in accordance with the Annual Accounts Act. Adopted accounting principles comply with the standards for small companies set out by the Swedish Accounting Standards Board.

The accounting principles remain unchanged compared to the previous year.

Consolidated accounts
In accordance with the Annual Accounts Act chapter 7, § 3 no consolidated accounts have been prepared.

Revenue recognition
The Company’s revenue recognition for current account work is based on completed work, in line with BFN’s main heading in BFNAR 2003:3. Ongoing, not invoiced service assignments are recognized in the balance sheet at the rate of calculated invoice value of accrued work.

The company is, in line with BFN’s main heading in BFNAR 2003:3, recognizing revenues from completed service assignments based on fixed pricing at the rate of completed work, “percentage of completion”. At the calculation of accrued profit the degree of completion has been calculated as accrued expenses at the closing day, in relation to the calculated sum of expenses to complete the assignment.

Financial fixed assets
Financial assets which are intended to be held over a long period of time are reported at acquisition cost. If a financial fixed asset has, on balance sheet date, a value lower than its book value, the value of the asset is written down to lower value if it can be assumed that such reduction in value is permanent.

Accounts receivable
Accounts receivable are reported as current assets at the amounts expected to be received after deductions for individually-assessed bad debts.

Receivables
Receivables with a maturity of more than 12 months after the closing date are stated as fixed assets, other receivables as current assets.

Foreign currencies
Profit and loss of receivables and liabilities relating to operations are offset under other operating income or other operating expenses. Transactions in foreign currency are translated at the transaction day rate of exchange.

Tangible fixed assets
Tangible fixed assets are reported at acquisition cost reduced by the amount of depreciation. Expenses for improving the performance of the assets beyond their original level increase the asset's reported value. Expenses for repairs and maintenance are reported as costs.

Depreciation is allocated on a straight-line over the useful life of the asset. Subsequent costs are included in the assets carrying amount if appropriate.

The straight-line method of depreciation is utilized for all types of tangible fixed assets. The following periods of depreciation are applied:

Equipment	3 year
Computers	3 year

Write-downs
If there are indications of a decrease in value of an asset or a group of assets, an assessment of its carrying amount is made. When the carrying amount exceeds the calculated recoverable amount, the carrying amount is immediately written down to the recoverable amount.

Intangible assets

Goodwill
Expenses for acquired operations are balanced and depreciated linearly over its assessed useful life, normally up to five years.

Expenses for the development of software
All expenses for the development or maintenance of software are normally expensed immediately. Expenses that are directly connected to identifiable and unique software controlled by the company, including probable financial benefits exceeding expenses within one year, are however capitalized as intangible assets. Capitalized expenditure for the development of software is depreciated linearly over its useful life, in the case of Kamera Content estimated to three years.

Write-downs of intangible assets If there are indications of a decrease in value of an asset or a group of assets, an assessment of its carrying amount is made, including goodwill. When the carrying amount exceeds the calculated recoverable amount, the carrying amount is immediately written down to the recoverable amount.

Note 2	Remuneration to auditors

	2007	2006

Audit
Grant Thornton AB	65	40

Other services
Grant Thornton AB	4	34
Total	69	74

Note 3	Abridged Income Statement

The Income statement is, in accordance with ÅRL 3 chapter 11 §, disclosed in an abridged state due to reasons of competition. The parent company’s net sales was 16 837 kSEK (17 237 kSEK).

Note 4	Transactions with related parties

Purchases and sales between Group companies
The percentages of purchases and sales regarding Group companies are listed below

Purchases  (Swegypt Company for Telecommunication
(S.A.E)): 9%
Sales : 0%

 The same pricing principles apply to purchases and sales conducted between Group companies as with transactions with external parties.

Note 5	Personnel

	2007	2006

Average number of employees
Women (Sweden)	7	6
Men (Sweden)	9	15
Total	16	21

Salaries, remunerations, social costs and pension expenses
Salaries and remunerations for Board of Directors and managing director	587	483
Total salaries and remunerations to other employees	5 442	5 801
	6 029	6 284
Pension expenses for Board of Directors and managing director	13	40
Statutory and contractual social security contributions	2 009	1 946
Pension expenses, other employees	142	142
Total	8 193	8 412

Members of the Board and senior management

Parent Company

	2007		2006
	Number on balance sheet date	of whom men	Number on balance sheet date	of whom men
Members of the Board	4	100%	5	100%
Managing Director and other senior managers	5	80%	4	75%

Absence due to illness

Total absence due to illness *	2007		2006
	x	%	3%
-Long-term absence due to illness	0%		0%

*Long term absence refers to a period of 60 consecutive days or more.
Other categories consist of fewer than 10 employees why information about these categories is not disclosed.

Note 6	Capitalized software development expenses

	2007	2006

Opening acquisition cost	852	-
Capitalization for the year	1 170	-

Closing accumulated acquisition cost	2 022	852

Opening depreciations	-189	-
Depreciation for the year	-372	-

Closing accumulated depreciation	-561	-189

Closing residual value according to plan	1 461	663

Note 7	Goodwill

	2007	2006

Opening acquisition cost	2 016	1 093
- Acquisition	-	923
Closing accumulated acquisition cost	2 016	2 016

-Opening depreciation	-392	-31
-Depreciation	-672	-361

Closing accumulated depreciation	-1 064	-392

Closing residual value according to plan	952	1 624

Note 8	Equipment and computers

	2007	2006

Opening acquisition cost	738	294
Changes during the year
-Purchases	231	444
Closing accumulated acquisition cost	969	738

Opening depreciation	-220	-48
-Depreciation	-291	-172
Closing accumulated depreciation	-511	-220

Closing residual value according to plan	458	518

Note 9	Participations in subsidiaries

Group	Number of shares	Registered office	Proportion of equity	Book value
Kamera (S) PTE.LTD.	190 000	Singapore	95%	930
Swegypt Company for	687 500	Kairo	55%	0
Telecommunication (S.A.E)
The result for Swegypt Copmany for Telecommunications (S.A.E) is, according to the last adopted income statement, -978 kSEK (for the prolonged financial year 2006/02/16-2007/12/31). Equity amounts to 22 kSEK at 2007/12/31.

The result for Kamera (S) PTE.LTD is, according to the last adopted income statement, -375 kSEK (fo the financial year 2007/01/01-2007/12/31). Equity amounts to -137 kSEK at 2007/12/31.

The amounts are translated to SEK using the year-end rate of exchange.

Note 10	Prepaid expenses and accrued income

	2007-12-31	2006-12-31

Prepaid rent	266	-
Accrued income	1 211	749
Other prepaid expenses	1 090	515
	2 567	1 264

Note 11	Change in equity

	Share capital	Share premium reserve	Revaluation reserve	Statutory reserve	Share premium reserve	Non-restricted equity	Total equity
Amount brought forward 2007	227	-	-	336	8 998	-6 956	2 605
Net income for the year	-	-	-	-	-	-6 764	-6 764
Equity 2007/12/31	227	-	-	336	8 998	-13 720	-4 159

The share capital consists of  2 086 000 A-shares at a par value of 0,1 SEK and 181 000 B-shares at a par value of 0,1 SEK.

Note 12	Long term liabilities

	2007-12-31	2006-12-31

Long-term liabilities
Liabilities to credit institutions	3 500	2 000
Total interest-bearing liabilities	3 500	2 000

The loan as a whole is raised from Almi företagspartner and has duration of 48 months.

Note 13	Accrued expenses and deferred income

	2007-12-31	2006-12-31

Accrued royalty expenses	1 253	725
Accrued vacation pay, social expenses included	422	456
Accrued social security contributions	269	181
Deferred income	-	104
Other items	783	304
Total	2 727	1 770

Note 14	Pledged assets

	2007-12-31	2006-12-31

For own provisions and liabilities

Floating charges	3 500	2 000
designated to liabilities to credit institutions
Total pledged assets	3 500	2 000

Note 15	Summary of significant differences between Swedish GAAP and U.S. GAAP

The annual financial statements included herein of Kamera Content AB were prepared in accordance with accounting principles generally accepted in Sweden (Swedish GAAP) which differ in certain significant respects from U.S. GAAP, as described below.

1. Intangible assets

In accordance with Swedish GAAP, the Company amortizes intangible assets based on their statutory useful lives, which is 3 years for goodwill and 3-5 years for capitalized development expenditures.

Under US GAAP intangible assets are amortized over their expected useful lives, which can sometimes be different from the statutory useful lives.

Negative goodwill is required to be disclosed as a provision under Swedish GAAP and reversals be netted e.g. against future losses in the acquired entity.

Under US GAAP this would be disclosed as a reduction of the fair value of assets acquired and hence affecting depreciation.

2. Revenue recognition

In accordance with Swedish GAAP, the Company recognizes revenue when earned. In certain situations, revenue can be recognized upon receipt of payment, while in other situations, revenue is recognized ratably over the contract period. The requirements for recognizing revenue upfront or ratably can vary from the revenue recognition requirements under US GAAP.

Under US GAAP, revenue is recognized in accordance with Staff Accounting Bulletin No. 104, Revenue Recognition and Statement Of Position No. 97-2, Software Revenue Recognition which requires revenue only be recognized when the following criteria have been met: persuasive evidence of an arrangement exists, delivery has occurred or services have been rendered, the seller´s price to the buyer is fixed or determinable, and collectibility is probable. For certain arrangements that involve multiple deliverables revenue for each deliverable can be recognized individually if certain separation criteria are met. If elements cannot be separated, revenue must be bundled and recognized ratably over time.

3. Exchange differences

In accordance with Swedish GAAP, the Company recognizes exchange differences in the same way as in US GAAP with exception for translation differences which are not recognized as other comprehensive income but booked against equity.

Under US GAAP, assets and liabilities are translated into the entities reporting currency at the prevailing rate of exchange at the balance sheet date and revenue, costs and expenses are translated at the average exchange rate during the period. Translation gains and losses are reflected as other comprehensive income on the balance sheet. Assets and liabilities held by foreign subsidiaries that are in currencies other than the foreign subsidiaries´functional currency are remeasured at the prevailing rate of exchange at the balance sheet date. Gains and losses from remeasurement are included in the determination of net income.

4. Capitalization of development expenditures

Swedish GAAP allows for expenditures during the development phase to be capitalized as intangible assets if it is probable, with a high degree of certainty, that they will result in future economic benefits for the Company.

Under US GAAP all costs incurred to establish technological feasibility are charged to expense when incurred in accordance with Statement of Financial Accounting Standards No. 2, Accounting for Research and Development Costs. Software development costs incurred subsequent to establishing technological feasibility but prior to general release shall be capitalized.